Exhibit 99.1

The Board of Directors recommends that you REJECT the tender offer by
CMG Partners, LLC, CMG Income Fund II, LLC and CMG Liquidity Fund, LLC

March 13, 2019

Dear Stockholder:

We have been advised that you will be receiving materials shortly (if you have not already received them) from CMG Partners, LLC, CMG Income Fund II, LLC and CMG Liquidity Fund, LLC (collectively, the “Purchaser”) containing an unsolicited third-party tender offer to purchase up to an aggregate of 250,000 of the issued and outstanding shares of common stock (the “Shares”) of Hines Global REIT, Inc. (“Hines Global REIT” or the “Company”) for a price equal to $4.30 per Share, without interest, in cash (the “Tender Offer”). The Purchaser and the Tender Offer are not in any way affiliated with Hines Global REIT and the Board of Directors unanimously recommends that you REJECT this Tender Offer.
Given the $4.30 per Share offer price, we believe that the Tender Offer represents an attempt by the Purchaser to purchase your Shares at a significant discount, resulting in a profit for the Purchaser at your expense if you participate in the Tender Offer.
Please note the following with respect to the Purchaser’s proposed offer price and what you are expected to receive from the Company pursuant to the Plan of Liquidation and Dissolution (defined below), if it is successfully completed as described.

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If you accept, you will receive significantly less per Share on your investment: The $4.30 per Share offer from the Purchaser is substantially lower than the estimated liquidating distributions that we expect you would receive from the Company pursuant to the Plan of Liquidation and Dissolution (the “Plan of Liquidation and Dissolution”), if it is successfully completed. Our board of directors (the “Board”) expects to continue to pay liquidating distributions following the sale the Company’s assets and the payment of or provision for all of the Company’s outstanding liabilities, the Company will have made liquidating distributions to its stockholders in an aggregate amount, estimated as of April 23, 2018, of approximately $8.83 to $9.83 per Share. The Company has already started making these liquidating distributions and to date has paid liquidating distributions to its stockholders in the aggregate amount of approximately $2.83 per Share.

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If you accept, you will not receive the next liquidating distribution: The Tender Offer states that all distributions paid or payable to you after the expiration of the Tender Offer will belong to the Purchaser.

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The Tender Offer is substantially lower than the most recent valuation: The $4.30 per Share offer price also is substantially lower than the Company’s net asset value per Share of $6.17 determined as of February 14, 2019.

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The Tender Offer applies a discount to your investment: The Tender Offer states that the Purchaser arrived at its $4.30 per Share offer price by applying an approximate 30% discount to the Company’s net asset value per share of $6.17 (determined as of February 14, 2019), with the intention of making a profit for themselves by holding onto the Shares until the REIT is liquidated. The Purchaser is trying to profit from you: If the liquidating distributions are paid to the Company’s stockholders as expected, the Purchaser will have made a huge profit at your expense.

After thoroughly and carefully reviewing and analyzing the terms and conditions of the Tender Offer, the Board believes that by accepting the Purchaser’s offer, you may not be able to realize the full value of your Shares. Therefore, the Board unanimously recommends that you REJECT THE TENDER OFFER and not tender your Shares.

In making your determination whether to accept the Tender Offer, we suggest that you consider the information set forth above, as well as the following factors that the Board considered in determining that the Tender Offer is not in the best interests of the Company or its stockholders and which the Board believes support its recommendation to REJECT the Tender Offer:

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If the sale of all or substantially all of the Company’s assets pursuant to the Plan of Liquidation and Dissolution is successfully completed, the Company expects to make additional liquidating distributions to its stockholders in an amount that is higher than the $4.30 per Share being offered by the Purchaser. The Company has already started making liquidating distributions and has paid liquidating distributions to its stockholders in the aggregate amount of approximately $2.83 per Share since the Plan of Liquidation and Dissolution was approved by the Company’s stockholders in July 2018. If you accept the Tender Offer, you will forego the additional liquidating distributions that are expected to be paid and will not realize the full amount of liquidating distributions. There can be no assurances regarding the amounts of any additional liquidating distributions or the timing thereof. For more information, see the “Risk Factors” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2018 (the “Proxy Statement”) and in other filings the Company makes with the SEC from time to time.

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The Tender Offer states that the Purchaser is making the Tender Offer “solely for investment purposes” and “with the intention of making a profit.” Also, the Tender Offer states that the Purchaser determined the $4.30 per Share offer price pursuant to its own analysis and did not obtain current independent valuations or appraisals of the Company’s assets, and is “not qualified to appraise real estate.” Further, the Purchaser does not claim to have retained an independent adviser to evaluate or render any opinion with respect to the fairness of their $4.30 per Share offer to you.

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Given the timing of the Tender Offer and the $4.30 per Share offer price, we believe that the Tender Offer represents an opportunistic attempt to purchase Shares at a significant discount resulting in a profit for the Purchaser while depriving the stockholders who tender their Shares in the Tender Offer of the opportunity to realize the full potential value of their investment in Hines Global REIT.

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Hines Global REIT cannot record transfers of Shares until all properly executed and required transfer documents from the Purchaser have been received and accepted by Hines Global REIT, and, per the terms of the Tender Offer, the Purchaser will not pay you for your Shares until after the transfer has been recorded. Based on prior experiences that the Company and its affiliates have had with similar tender offers, we expect there will be delays before the Company receives all necessary transfer documents in good order. Therefore, if you agree to participate in the Tender Offer and in so doing sell your Shares to the Purchaser, there may be a significant delay before the Purchaser pays you for your Shares.

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The Tender Offer references certain benefits that can be realized by selling to the Purchaser, such as the ability to liquidate your holdings for cash without paying transfer fees, brokerage fees or commissions. But, if you determine not to sell your Shares to the Purchaser for $4.30 per

Share and the Plan of Liquidation and Dissolution is completed as expected, you will realize those same benefits without paying transfer fees, brokerage fees or commissions and we expect you will receive additional liquidating distributions in excess of $4.30 per Share. As noted above, the Company has already paid you approximately $2.83 per Share of liquidating distributions and you will not receive the additional liquidating distributions that are expected to be paid if you accept the Tender Offer.

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According to the Tender Offer, if you agree to sell your Shares and send the signed documents back to the Purchaser, your agreement will be IRREVOCABLE, provided that Shares tendered pursuant to the Tender Offer may be withdrawn at any time prior to the expiration date of the Tender Offer. If you sign the Tender Offer documents, you also will be naming the Purchaser as your attorney-in-fact with respect to your Shares, with the right to change your address on the books of Hines Global REIT so that after April 2, 2019 (the expiration date of the Tender Offer), the Purchasers can collect and keep any distributions paid or payable to you by Hines Global REIT.

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There is no guarantee that the Tender Offer can or will be completed as soon as described by the Purchaser. The Tender Offer does not initially expire until April 2, 2019, and such date may be extended by the Purchaser, in its sole discretion, subject to compliance with applicable securities laws.

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The Purchaser expressly reserves the right to amend the terms of the Tender Offer, including by decreasing the $4.30 per Share offer price or by changing the number of Shares being sought or the type of consideration being paid, at any time before the Tender Offer expires.

In light of the factors described above, the Board has unanimously determined that the Tender Offer is not advisable and is not in the best interests of the Company or its stockholders. Accordingly, the Board unanimously recommends that you REJECT the Tender Offer and not tender your Shares for purchase pursuant to the Tender Offer.

We understand each stockholder must evaluate the Tender Offer based on his or her individual immediate liquidity needs; however, we recommend you consult with your financial, tax and legal advisors and consider the factors stated above before making your decision. You should weigh all of the foregoing factors against the risk that the Plan of Liquidation and Dissolution will not be completed as expected and that you may not be able to liquidate your investment in the near term and, if you can, we cannot assure you that the price you receive will be greater than the Tender Offer price. As stated above, the Company has already paid liquidating distributions of approximately $2.83 per Share. If the Plan of Liquidation and Dissolution is successfully implemented and completed by the Company as expected, the Company expects to pay additional liquidating distributions to stockholders. Although we cannot assure you as to the timing or amount of such distributions, we expect that the aggregate additional liquidating distributions per Share will be significantly higher than the Tender Offer price of $4.30 per share.

Although the Company’s directors and executive officers are entitled to participate in the Tender Offer on the same basis as other stockholders, all of the Company’s directors and executive officers have advised the Company that they do not intend to tender any of their Shares in the Tender Offer or currently intend to sell such Shares.

We believe that you should view the Purchaser as an opportunistic purchaser that is attempting to make a profit by purchasing your Shares at a discounted price and, as a result, if you tender your Shares, the Purchaser will deprive you of the potential opportunity to receive the additional liquidating distributions that are expected to be paid if the Plan of Liquidation and Dissolution is successfully implemented as expected. No action regarding the Tender Offer is necessary if you wish to REJECT THE TENDER OFFER and retain your Shares. If you wish to accept the Tender Offer, follow the instructions in the Tender Offer materials. If you have already agreed to tender your Shares pursuant to the Tender Offer, you may withdraw your acceptance of the Tender Offer by notifying the Purchaser in writing at any time prior to the termination of the Tender Offer, which is presently scheduled to expire on April 2, 2019.
Should you have any questions or need further information, please contact Hines Global REIT Investor Relations at 1-888-220-6121.

We appreciate your trust in the Company and its Board and thank you for your continued support.
Sincerely,

Jeffrey C. Hines	Sherri W. Schugart
Chairman of the Board	President and Chief Executive Officer

Forward Looking Statements:
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These forward-looking statements include, among others, statements about the expected benefits of the Plan of Liquidation and Dissolution, the estimated range and the timing of the payment of liquidating distributions, the expected timing and completion of the Plan of Liquidation and Dissolution, and the future business, performance and opportunities of the Company. These risks and uncertainties include, without limitation, the unanticipated difficulties or expenditures relating to the Plan of Liquidation and Dissolution; the response of tenants, business partners and competitors to the Plan of Liquidation and Dissolution; legal proceedings that may be instituted against the Company and others related to the Plan of Liquidation and Dissolution; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the Company’s existing markets; risks associated with the availability and terms of financing and the ability to refinance indebtedness as it comes due; reductions in asset valuations and related impairment charges; risks associated with downturns in domestic and local economies, changes in interest rates and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the SEC, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Proxy Statement regarding the Plan of Liquidation filed with the SEC on May 10, 2018. Any forward-looking statement speaks only as of the date of this letter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.